UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 27, 2016

Immunomedics, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-12104	61-1009366
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 The American Road, Morris Plains, New Jersey	07950
(Address of Principal Executive Offices)	(Zip Code)

(973) 605-8200

(Registrant’s telephone number,

including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☒          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 5.03                   Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective November 27, 2016, the Board of Directors of Immunomedics, Inc., a Delaware corporation (the “Company”), approved the amendment to the Company’s Second Amended and Restated By-Laws (the “Amendment”).  The Amendment is effective immediately and amends Section 2.5 of the Second Amended and Restated By-Laws to provide that, in the event that a stockholder or stockholders seek to act by written consent, then (a) the stockholder of record seeking to have the stockholders authorize or take corporate action by consent shall, by written notice to the Secretary, request the Board of Directors to fix a record date, and the Board of Directors shall timely adopt a resolution fixing the record date (unless a record date has previously been fixed by the Board pursuant to the first sentence of Section 2.5.1 thereof), (b) the Company shall engage independent inspectors of elections for the purpose of performing promptly a ministerial review of the validity of the consents and revocations, (c) for the purpose of permitting the inspectors to perform such review, no action of the stockholders by written consent and without a meeting shall be effective until such inspectors have completed their review, determined that the requisite number of valid and unrevoked consents have been obtained to authorize or take the action specified in the consents, and certified such determination, (d) provide that nothing contained in this new provision shall in any way be construed to suggest or imply that the Board of Directors or any stockholder shall not be entitled to contest the validity of any consent or revocation thereof, whether before or after such certification by the independent inspectors, or to take any other action (including, without limitation, the commencement, prosecution or defense of any litigation with respect thereto, and the seeking of injunctive relief in such litigation), and (e) provide that every written consent shall bear the date of signature of each stockholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within sixty (60) days after the earliest dated written consent received a valid written consent or valid written consents signed by a sufficient number of stockholders to take such action are delivered to the Company in the manner prescribed in Section 2.5.3 and applicable law, and not revoked.

A copy of the Amendment is filed as Exhibit 3.1 to this Form 8-K and is incorporated herein by reference.

Item 8.01                   Other Events.

On November 28, 2016, the Company issued a press release announcing the postponement of the 2016 Annual Meeting of Stockholders.  The full text of the press release is attached to this current report on Form 8-K as Exhibit 99.1 hereto and is incorporated by reference herein.

Item 9.01                   Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.1	Amendment to Second Amended and Restated By-Laws of Immunomedics, Inc.

99.1	Press Release of Immunomedics, Inc., dated November 28, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMMUNOMEDICS, INC.

	By:	/s/ Michael R. Garone
		Name:	Michael R. Garone
		Title:	Vice President, Finance and Chief Financial Officer

Date: November 28, 2016